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                                                                    EXHIBIT 23.4

|  BENNETT JONES  |  LLP                                  4500 Bankers Hall East
                                                          855 2nd Street SW
                                                          Calgary Alberta
                                                          Canada T2P 4K7
                                                          Tel 403.298.3100
                                                          Fax 403.265.7219
                                                          www.bennettjones.ca



                                January 26, 2004


         We consent to the use of our name under the caption "Legal Matters" in the Prospectus included as part of the registration statement on Form S-4 filed by Apache Corporation on the date hereof. In giving such consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

                                             Yours truly,

                                             BENNETT JONES LLP

                                             /s/ Darcy D. Moch

                                             Darcy D. Moch